UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2020, CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a License and Development Agreement for BI-1206 (the “License Agreement”) by and between the Company and BioInvent, International AB (“BioInvent”), a company established under the laws of Sweden, pursuant to which the Company obtained an exclusive license for BI-1206, an investigational monoclonal antibody for cancer immunotherapy, in Mainland China, Hong Kong, Macau and Taiwan (collectively, “Greater China”).

Pursuant to the License Agreement, the Company and BioInvent will develop BI-1206 in both liquid and solid cancers, with CASI responsible for commercialization in Greater China. BioInvent will receive a $5 million upfront payment and is eligible to receive up to $83 million in development and commercial milestone payments, plus tiered royalties in the high-single and mid-double-digit range on net sales of BI-1206.

Under the terms of the License Agreement, and the terms of an ancillary Equity Investment Agreement dated October 27, 2020, as part of the upfront payment, CASI will also make a $7 million investment (SEK 61,436,200) in 29,395,311 new shares in BioInvent at a subscription price of SEK 209 per share, which corresponds to 130% of the average volume weighted price for the share during the ten trading days prior to October 27, 2020, and 14,697,655 new warrants (at no separate option premium), each warrant with a right to subscribe for an equal number of new shares in BioInvent within a period of five years and at a subscription price of SEK 3.14 per share. The investment is subject to approval at BioInvent’s Extraordinary Shareholders’ Meeting to be held on or about November 27, 2020.

The License Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the License Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the License Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.

A copy of the press release of the Company announcing the License Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release of CASI Pharmaceuticals, Inc., dated October 27, 2020

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Larry Zhang
President

Date: October 28, 2020